[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.2

SUPPLEMENT TO THE
CLINICAL TRIAL COLLABORATION AGREEMENT

This SUPPLEMENT TO THE CLINICAL TRIAL COLLABORATION AGREEMENT (this “Supplement”) is made and entered into effective as of July 6, 2018 (the “Effective Date”) by and among Exelixis, Inc., a Delaware corporation, located at 210 East Grand Avenue, South San Francisco, CA 94080 (“Exelixis”), Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”), and Takeda Pharmaceutical Company Limited, a Japanese corporation, headquartered at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”).

RECITALS
WHEREAS, Exelixis and BMS entered into that certain Clinical Trial Collaboration Agreement dated February 24, 2017 (as amended by the Ono Territory Supplemental Agreement (as defined below) and as further amended from time to time, the “Agreement”) to enable them to collaborate with each other to sponsor one or more clinical trials of a combination therapy using Exelixis’s tyrosine kinase inhibitor known as “Cabozantinib”, certain rights to which are licensed by Exelixis to, and shared by Exelixis with Takeda and Ipsen Pharma SAS (“Ipsen”), and BMS’ human monoclonal antibody that binds PD-1 known as “Nivolumab”, certain rights to which are licensed by BMS from, and shared by BMS with, Ono Pharmaceutical Co. Ltd. (“Ono”), with or without BMS’s CTLA-4 monoclonal antibody known as “Ipilimumab”.
WHEREAS, Exelixis and Takeda entered into that certain Collaboration and License Agreement dated January 30, 2017 (such agreement, as amended from time to time, the “Takeda-Exelixis Agreement”), wherein Exelixis and Takeda formed a collaboration for the continued development of and commercialization of Cabozantinib and wherein Exelixis granted to Takeda certain exclusive rights to develop and commercialize Cabozantinib in Japan (the “Takeda Territory”);
WHEREAS, BMS and Ono entered into those certain Collaboration Agreements dated September 20, 2011 and July 23, 2014 (such agreements, as amended from time to time, (the “Ono-BMS Collaboration Agreements”) wherein Ono and BMS formed a collaboration for the continued development of and commercialization of Nivolumab and wherein Ono has certain exclusive rights to develop and commercialize Nivolumab in Japan, South Korea and Taiwan (the “Ono Territory”) and BMS has certain exclusive rights to develop and Commercialize Nivolumab in all other countries of the world:
WHEREAS, concurrently with entering into this Supplement Agreement, Exelixis, BMS and Ono are entering into that certain Ono Territory Supplemental Agreement (the “Ono Territory Supplemental Agreement”) to supplement and amend the Agreement to include Ono as a party for purposes of the conduct of Combined Therapy Trials in the Ono Territory and to otherwise expand the Agreement to include the Ono Territory, in accordance with the Agreement as supplemented and amended by the Ono Territory Supplemental Agreement.
WHEREAS, Exelixis, under the Agreement, shall grant to BMS certain patent rights, access to Regulatory Documentation, and Rights of Cross-Reference for the sole purpose of conducting the clinical trials and filing for regulatory approvals as contemplated therein;
WHEREAS, BMS further requires from Takeda certain additional patent rights, access to Regulatory Documentation, and Rights of Cross-Reference under Takeda’s control in the Takeda Territory for the sole purpose of conducting the clinical trials and filing for regulatory approvals as contemplated in the Agreement;

WHEREAS, in consideration of Takeda granting to BMS certain patent rights, access to Regulatory Documentation, and Rights of Cross-Reference under Takeda’s control in the Takeda Territory, Takeda requires from BMS and Exelixis certain additional patent rights, access to Regulatory Documentation and Rights of Cross-Reference under BMS’s control, which shall be obtained from BMS for the sole purpose of submitting any portion of the Combined Therapy Study Data to support certain of Takeda’s regulatory filings and approval in the Takeda Territory for a Combination Therapy under the Takeda-Exelixis Agreement; and
WHEREAS, under the Agreement, Takeda as Exelixis’ collaboration partner and exclusive licensee in the Takeda Territory will contribute to the fulfillment of the clinical trials contemplated in the Agreement, and will be provided data from BMS and Exelixis as well as Exelixis’ interest in certain patent rights, Regulatory Documentation and Rights of Cross-Reference under Exelixis’ control arising from such clinical trials and the Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, Exelixis, BMS and Takeda agree as follows:

1.     COLLABORATION SCOPE; BACKGROUND; CERTAIN DEFINITIONS
1.1    Scope of Collaboration between Exelixis and BMS. Exelixis and BMS intend, pursuant to the Agreement, to collaborate to conduct (i) the clinical trials identified in Exhibit A of the Agreement (referred to as the “Initial Trials”) and (ii) such other clinical trials evaluating a Combined Therapy of the BMS Compound(s) with the Exelixis Compound as Exelixis and BMS may agree to conduct pursuant to the terms of the Agreement (any such trial in (i) or (ii), a “Combined Therapy Trial”).
1.2    Protocol review and conduct of Combined Therapy Trials

(a)    The final Protocol for each Combined Therapy Trial shall be subject to review and approval of both the JDC under the Agreement and the Exelixis-Takeda Joint Executive Committee (as described in the Takeda-Exelixis Agreement) before such Combined Therapy Trial can be Initiated. Amendments to any Protocol shall be made in accordance with the Agreement.
(b)    As set forth in the Agreement, either Exelixis or BMS shall be primarily responsible for the conduct of each Combined Therapy Trial (either Exelixis or BMS, with respect to such Combined Therapy Trial, the “Conducting Party”, and the other of Exelixis or BMS, with respect to the same Combined Therapy Clinical trial, the “Non-Conducting Party”). Each Combined Therapy Trial shall be conducted under a combination IND unless a Regulatory Authority requires otherwise, for which the Conducting Party will be the sponsor of record (the “Combined Therapy IND”).
(c)    Takeda acknowledges and agrees to Article 5 of the Agreement as expressly modified by the Ono Territory Supplemental Agreement solely with respect to the conduct of any Combined Therapy Trial in the Ono Territory, which sets forth rights and responsibilities of the Conducting Party and the Non-Conducting Party in fulfillment of the Combined Therapy Trials.
1.3    Certain Definitions.

(a)    The terms in this Supplement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth herein, or if not defined herein, as set forth in the Agreement or as expressly modified by the Ono Territory Supplemental Agreement solely with respect to the conduct of any Combined Therapy Trial in the Ono Territory.

(b)    “BMS-Ono Parties” means BMS and Ono, individually and jointly.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)    The following terms when used in connection with Takeda in this Supplement shall have the meaning set forth in the Agreement except that any reference in such terms to “a Party” or “such Party” or “the applicable Party” shall be replaced with a reference to “Takeda” and any reference to “the other Party” shall be replaced with a reference to “BMS” or “Exelixis” as the context requires: “Affiliates”, “Commercially Reasonable Efforts”, “Control” and “Controlled”.

(d)    “Takeda Invention” shall mean any invention or Technology, whether or not patentable, that is made, conceived, generated or first actually reduced to practice by or on behalf of Takeda (or an Affiliate of Takeda), whether solely or jointly with BMS, Exelixis (and/or any Affiliate of BMS or Exelixis) and/or any Third Party in the course of activities under this Supplement, including but not limited to activities in connection with the JCS-WG, or directly relating to any Study Data, any Invention, any Confidential Information of BMS or any Confidential Information of Exelixis.

(e)    When granted by Takeda in this Supplement, “Right of Cross-Reference” shall mean, with regard to BMS as the Conducting Party or Ono, allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to the Exelixis Compound (and, in the case of BMS as the Non-Conducting Party, the Right to Cross-Reference the Combined Therapy IND), only to the extent necessary for the conduct of a Combined Therapy Trial in such country or as otherwise expressly permitted or required under the Agreement and/or this Supplement to enable BMS to exercise its rights or perform its obligations under the Agreement, the Ono Territory Supplemental Agreement and/or this Supplement and to enable Ono to exercise its rights or perform its obligations under the Ono Territory Supplemental Agreement, and, except as to information contained in the Combined Therapy IND relating to the Combined Therapy, without the disclosure of such information to BMS or Ono.

2.     APPROVALS BY TAKEDA AND EXELIXIS
2.1    Combined Therapy Trial Approvals. Takeda and Exelixis have agreed to the division of responsibilities for the Initial Trials, including but not limited to BMS’ right to be the Conducting Party and holder of the Combined Therapy IND for the RCC and HCC studies, as identified in Exhibit A to the Agreement. Takeda and Exelixis have agreed to amend the Global Development Plan (as that term is defined in the Takeda-Exelixis Agreement) to include the Combined Therapy Trial for RCC as described in Exhibit B of the Agreement and the Protocol for such trial. Takeda agrees to consider, in good faith, Protocol(s) for additional Combined Therapy Trials [*] identified in Exhibit A as may be approved by the JDC, and if acceptable and approved by the Exelixis-Takeda Joint Executive Committee under the Takeda-Exelixis Agreement, such Combined Therapy Trials will be added to the Takeda-Exelixis Global Development Plan under the Takeda-Exelixis Agreement in due course.
2.2    Approved Protocols. With respect to Combined Therapy Trials for which the Protocols are: (a) reviewed and approved by the JDC under the Agreement, and (b) approved by the Exelixis-Takeda Joint Executive Committee and added to the Global Development Plan under the Takeda-Exelixis Agreement; the rights and obligations of Exelixis, BMS, and Takeda under such Protocols and this Supplement, the Ono Territory Supplemental Agreement and the Agreement will prevail over any conflicting terms in the Takeda-Exelixis Agreement (and for any amendments to the Agreement, provided that Takeda will have reviewed any such amendments in full).

3.     GRANTS, REPRESENTATIONS, AND WARRANTIES BY TAKEDA

3.1    License Grant. Takeda hereby grants, and shall cause its Affiliates to grant, to BMS a non-exclusive, non-transferable, free of charge and royalty-free license (and for the avoidance of doubt, free and clear of any payment by BMS to Takeda and Exelixis) under Takeda’s interest in the Exelixis Independent Patent Rights, Exelixis Technology, and Exelixis Regulatory Documentation and under the Licensee Technology (as that term is defined in the Takeda-Exelixis Agreement) in the Takeda Territory to use the Exelixis Compound, solely to the extent necessary to discharge BMS’s obligations under the Agreement and the Ono Territory Supplemental Agreement with respect to the conduct of the Combined Therapy Trials.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2    Sublicenses. BMS shall further have the right to grant sublicenses, under the licenses granted to it under Section 3.1 above, to Affiliates and to Third Parties, including but not limited to Ono, solely to the extent required for a Third Party to perform its duties with respect to the conduct of the Combined Therapy Trials, solely as necessary to assist BMS in carrying out its responsibilities with respect to the Combined Therapy Trials, and otherwise in accordance with the Agreement.
3.3    Right of Cross Reference. Takeda hereby grants, and shall cause its Affiliates to Grant, to BMS and Ono a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by Takeda and its Affiliates for the Exelixis Compound and the Combined Therapy (i) for the conduct of any Combined Therapy Trial, and (ii) with respect to regulatory filings and approvals, solely to the extent required to submit regulatory filings and seek approvals for the BMS Compound(s) as part of a Combined Therapy or if required by the relevant Regulatory Authority (which right shall survive any expiration or termination of this Supplement and the Agreement). In such case, Takeda shall reasonably cooperate with Exelixis, BMS and Ono and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.

3.4    No Implied Licenses. Except as specifically set forth in this Supplement, no right or license or other intellectual property interest, shall be granted to BMS by Takeda by implication or otherwise in any intellectual property of Takeda, including any Patent Rights controlled by Takeda or its Affiliates not specifically licensed herein.
3.5    Representations and Warranties. Takeda represents and warrants that: (a) it has the corporate power and authority and the legal right to enter into this Supplement and perform its obligations hereunder; (b) it has the corporate power and authority and the legal right to assist in the performance of the obligations under the Agreement that are agreed to by Exelixis but require further licenses, rights, and/or assistance from Takeda; (c) it has reviewed the Agreement in full, and to the extent not otherwise provided for under this Supplement, it shall grant all licenses and rights that are necessary and desirable, and provide such assistance as is reasonably necessary, for Exelixis and the BMS-Ono Parties to exercise their rights and to fulfil their obligations under the Agreement, the Ono Territory Supplemental Agreement and/or this Supplement.

4.     GRANTS, REPRESENTATIONS, AND WARRANTIES BY EXELIXIS AND BMS

4.1    License Grant.
(a)    Subject to the terms and conditions of the Agreement, Exelixis hereby grants to Takeda a non-exclusive, non-transferable, free of charge and royalty-free sublicense (and for the avoidance of doubt, free and clear of any payment by Takeda to BMS) under the BMS Independent Patent Rights, BMS Technology and BMS Regulatory Documentation, solely to the extent that Exelixis has been granted license rights to the BMS Independent Patent Rights, BMS Technology, BMS Regulatory Documentation and Right of Cross Reference to BMS Regulatory Documentation under the Agreement or the Ono Territory Supplemental Agreement. Such sublicense rights are limited to use of any portion of the Combined Therapy Study Data and Right of Cross-Reference reasonably needed to support regulatory filing and approval of a Combined Therapy, or if required by the relevant Regulatory Authority, in the Takeda Territory in accordance with and under the Takeda-Exelixis Agreement (which right shall survive any expiration or termination of this Supplement and the Agreement). In such case, BMS and Exelixis shall reasonably cooperate with Takeda to make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference.
4.2    Sublicenses. Takeda shall further have the right to grant sublicenses, under the licenses granted to it under Section 4.1 above, to Affiliates and to Third Parties, solely to the extent required for an Affiliate or Third Party to perform its duties, solely as necessary to assist Takeda in carrying out its responsibilities with respect to using any portion of the Combined Therapy Study Data to support Takeda’s regulatory filing and approval for a Combined Therapy in the Takeda Territory, or if required by the relevant Regulatory Authority.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3    No Implied Licenses. Except as specifically set forth in this Supplement, no right or license or other intellectual property interest, shall be granted by Exelixis to Takeda by implication or otherwise in any intellectual property of BMS, including any Patent Rights controlled by BMS or its Affiliates not specifically licensed herein.
4.4.    Additional Combined Therapy Trials. In the event Exelixis and BMS decide to conduct further Combined Therapy Trials beyond the Initial Trials as set forth in Section 5.4 of the Agreement, Exelixis shall ensure that Takeda is granted access to any data arising from such additional Combined Therapy Trials, subject to Takeda agreeing to amend the Global Development Plan of the Takeda-Exelixis Agreement to include such additional Combined Therapy Trials and the Protocol for such Trials.

4.5    Representations and Warranties.

(a)    Exelixis represents and warrants that: (a) it has the corporate power and authority and the legal right to enter into this Supplement and perform its obligations hereunder; (b) it has the corporate power and authority and the legal right to assist in the performance the obligations under the Agreement that are agreed to with BMS but require further licenses, rights, and/or assistance from BMS; (c) to the extent not otherwise provided for under this Supplement, it shall grant all licenses and rights that are necessary and desirable, and provide such assistance as is reasonably necessary, for Takeda to exercise its rights and to fulfil its obligations under this Supplement.

(b)    BMS represents and warrants that: (a) it has the corporate power and authority and the legal right to enter into this Supplement and perform its obligations hereunder; (b) it has the corporate power and authority and the legal right to assist in the performance the obligations under the Agreement that are agreed to with Exelixis but require further licenses, rights, and/or assistance from Exelixis; (c) to the extent not otherwise provided for under this Supplement, it shall grant all licenses and rights that are necessary and desirable, and provide such assistance as is reasonably necessary, for Takeda to exercise its rights and to fulfil its obligations under this Supplement.

5.     TAKEDA PARTICIPATION
5.1    The Joint Clinical Study Working Group. Under Section 2.4 of the Agreement (as amended by the Ono Territory Supplemental Agreement), the JDC will appoint a joint clinical study working group (the “JCS-WG”), which will meet at least [*] and be co-chaired by one Exelixis representative and one representative for the BMS-Ono Parties. As further described therein, the JCS-WG shall be responsible for the coordination and execution of all joint operational matters (i.e., clinical drug supply, response to regulatory agency questions, data exchange, pharmacovigilance, etc.). The Conducting Party shall provide such update on progress of the Combined Therapy Trials in writing to the Non-Conducting Party members of the JCS-WG on a [*] basis, which update shall contain information about overall progress, recruitment status, interim analysis (if results available), final analysis and other information relevant to the conduct of the Combined Therapy Trials.

5.2    Confidentiality and Invention Assignment.
(a)    Takeda acknowledges and agrees that the agendas, proceedings, documents, discussions, and minutes of the JCS-WG are Confidential Information of the BMS-Ono Parties and/or Exelixis under the Agreement, as defined therein, and the terms and conditions of Sections 9.1, 9.2 and 9.3 shall be binding upon Takeda with respect to such Confidential Information and any other Confidential Information of the BMS-Ono Parties and/or Exelixis received by Takeda under this Supplement to the same extent that such terms and conditions are binding upon a receiving Party of Confidential Information. In addition, any Confidential Information (as that term is defined in the 5-Way CDA) previously disclosed among Takeda and the BMS-Ono Parties pursuant to that certain Confidential Disclosure Agreement dated April 19, 2017 by and among Ono, BMS, Exelixis, Ipsen and Takeda (the “5-Way CDA”) shall be treated as Confidential Information for purposes of this Supplement, and such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information shall be subject to the terms and conditions of this Supplement and shall no longer be subject to the 5-Way CDA. Takeda’s representatives will not use Confidential Information it receives arising from its participation in the JCS-WG for any purpose outside of its participation in the JCS-WG, and otherwise in accordance with Article 9 of the Agreement. All representatives of Takeda who participate in the JCS-WG shall execute a form of confidentiality and invention assignment agreement mutually acceptable to BMS and Exelixis, which will have been reviewed and approved by Takeda, before participating in the JCS-WG. All representatives of Takeda who participate in any meeting with a Regulatory Authority must be bound by a written agreement having confidentiality and use obligations that apply to Confidential Information of the BMS-Ono Parties and/or Exelixis and that are at least as restrictive as those binding upon Exelixis in the Agreement and that cover the meetings with the applicable Regulatory Authority.
(b)    Takeda further agrees that all Takeda Inventions will be deemed Inventions (as defined under the Agreement) made, conceived, generated or first actually reduced to practice by or on behalf of Exelixis, and ownership of such Inventions will be governed by the Agreement. For clarity, all Takeda Inventions shall be assigned by Takeda to BMS or Exelixis in accordance with Article 6 of the Agreement, and Takeda shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any Exelixis Study Inventions or Combined Therapy Study Inventions to Exelixis, and all right, title and interest in any BMS Study Inventions to BMS. For the avoidance of doubt, Takeda shall have a license to such assigned Takeda Inventions under Section 4.1 of this Supplement. Any assignments necessary to accomplish the foregoing are hereby made, and Takeda shall execute such further documents and provide other assistance as may be reasonably requested by the assignee party to perfect that party’s rights in such Takeda Inventions, all at the assignee party’s expense. The assignee party shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any Patent Rights at its own expense.
5.3    Takeda JCS-WG Participation. Subject to Section 5.2 above, Takeda’s representatives, each having expertise in development activities and regulatory affairs, will participate in the JCS-WG and will contribute to its proceedings in order to enable the JCS-WG to fulfill the specific responsibilities defined in Section 2.4(b) of the Agreement. Takeda may from time to time invite other Takeda qualified personnel on an ad hoc basis to attend the JCS-WG, subject to Exelixis’ and BMS’ approval of such qualified personnel to attend such meeting, which approval shall not be unreasonably withheld or delayed. Exelixis shall ensure that all agendas of the JCS-WG are circulated to Takeda’s identified representative to the JCS-WG at least [*] prior to such meetings to the extent any such agendas are circulated between Exelixis and BMS; and shall ensure that minutes of each JCS-WG meetings are circulated to Takeda’s identified representative to the JCS-WG in a timely manner but no later than [*] following such meeting, or if later, promptly upon receipt by Exelixis.
5.4    Conduct. Each of Exelixis, BMS and Takeda shall use Commercially Reasonable Efforts to perform and fulfill its respective activities under this Supplement, and shall do so in accordance with Applicable Law.

5.5    Cooperation. In the event that BMS, Ono, Exelixis or Takeda receives questions or requests from regulatory authorities, such as PMDA (Pharmaceuticals and Medical Devices Agency) or MHLW (Ministry of Health, Labour, and Welfare), in relation to obtaining or maintaining regulatory approvals for the Combination Therapy in the Takeda Territory, BMS, Exelixis, and Takeda shall cooperate with each other and with Ono in the applicable Person’s effort to obtain and maintain such regulatory approvals. For the avoidance of doubt, in the event that Ono receives any such question or request, Takeda shall cooperate with Ono in Ono’s effort to obtain and maintain such regulatory approvals.

6.    MISCELLANEOUS

6.1    Full Force and Effect. This Supplement is deemed incorporated into, and governed by all other terms of, the Agreement. The provisions of the Agreement remain in full force and effect.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2    Term; Survival. This Supplement shall be effective as of the Effective Date and expire or terminate upon expiration or termination of the Agreement. The following Sections of this Supplement, all definitions relating thereto and any other provisions of this Supplement that by their nature are intended to survive expiration or termination of this Supplement shall survive any expiration or termination of this Supplement for any reason: Sections 1.3, 2.2, 3.3, 4.1, 4.2, 4.3, 4.5, 5.2, 6.2, 6.3, 6.5 through 6.12, 6.14 and 6.16.

6.3    Governing Law. This Supplement shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws.

6.4    Force Majeure. The parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to another party) to the extent that such performance is prevented by force majeure and the non-performing party promptly provides notice of the prevention to each other party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming party takes reasonable efforts to remove the condition. For purposes of this Supplement, force majeure shall mean acts of God, strikes or other concerted acts of workers, civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the parties.

6.5    No Waiver; Modifications. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default. No amendment, modification, release or discharge shall be binding upon the parties unless in writing and duly executed by authorized representatives of all parties.

6.6    No Strict Construction. This Supplement has been prepared jointly and shall not be strictly construed against any party. No presumption as to construction of this Supplement shall apply against any party with respect to any ambiguity in the wording of any provision(s) of this Supplement irrespective of which party may be deemed to have authored the ambiguous provision(s).

6.7    Independent Contractor. The parties are independent contractors of each other, and the relationship between the parties shall not constitute a partnership, joint venture or agency. No party shall be the agent of another party or have any authority to act for, or on behalf of, another party in any matter.

6.8    Assignment. No party may assign or transfer this Supplement or any rights or obligations hereunder without the prior written consent of each other party, except that a party may make such an assignment without each other party’s consent (a) to an Affiliate, (b) to a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning party or (c) to a Third Party that acquires all the rights to the Exelixis Compound, in the case of Exelixis or the case of Takeda, or the BMS Compound, in the case of BMS. Any assignment or attempted assignment by any party in violation of the terms of this Section 6.7 shall be null and void and of no legal effect.

6.9    Headings. The captions to the several Sections and Articles hereof are not a part of this Supplement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

6.10    Counterparts. This Supplement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. This Supplement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each party hereto as if they were original signatures.

6.11    Severability. If any provision of this Supplement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a party under this Supplement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Supplement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Supplement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Supplement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties.

6.12    No Benefit to Third Parties. The representations, warranties and agreements set forth in this Supplement are for the sole benefit of the parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties. Notwithstanding the foregoing, BMS has the right to enforce the rights of the BMS-Ono Parties under this Agreement and the obligations of Takeda with respect to the BMS-Ono Parties, including where the rights or obligations are with respect to Ono individually, including the grant of the Right of Cross-Reference to Ono in Section 3.3, the representations and warranties in Section 3.3(c) as they relate to Ono individually, and the obligation of Takeda to cooperate with Ono in Section 5.5.

6.13    The Agreement. BMS, Ono and Exelixis shall execute the Ono Territory Supplemental Agreement concurrently with the execution of this Supplement by BMS, Exelixis and Takeda, and if the Ono Territory Supplemental Agreement is not so executed concurrently with this Supplement, this Supplement shall be null and void and of no force or effect.

6.14    Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Supplement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Supplement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Supplement. No presumption as to construction of this Supplement shall apply against any party with respect to any ambiguity in the wording of any provision(s) of this Supplement irrespective of which party may be deemed to have authored the ambiguous provision(s).

6.15    Further Assurance. Each of Exelixis, BMS and Takeda duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the another party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Supplement.

6.16    Entire Agreement. Exelixis, Takeda and BMS agree that this Supplement sets forth the complete, final and exclusive agreement between Exelixis, Takeda and BMS collectively concerning the subject matter hereof and supersedes all prior agreements and understandings by and between Exelixis, Takeda and BMS collectively with respect to such subject matter. For the avoidance of doubt, this Supplement does not supersede the Agreement, the Ono Territory Supplemental Agreement or the Takeda-Exelixis Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between Exelixis, Takeda and BMS collectively with respect to such subject matter other than as are set forth in this Supplement.

6.17    Dispute Resolution. The terms and conditions of Sections 13.3 and 13.4 of the Agreement shall be binding upon Takeda with respect to any dispute, controversy or claim between Takeda and the BMS-Ono Parties and arising out of, relating to or in connection with this Supplement to the same extent that such terms and conditions are binding upon the parties to the Agreement. In the application of Section 13.3 to Takeda with respect to any such dispute, controversy or claim, the “Alliance Manager” of Takeda shall be interpreted to mean the alliance manager designated by Takeda, and the “Executive Officer” of Takeda shall be interpreted to mean [*] (or his or her designee).

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, Exelixis, BMS and Takeda, intending to be legally bound hereby, have caused this Supplement to be executed by their duly authorized representatives effective as of the Effective Date.

EXELIXIS, INC.	BRISTOL-MYERS SQUIBB COMPANY
By: /s/ Michael M. Morrissey	By: /s/ Fouad Namouni
Name: Michael M. Morrissey, Ph.D.	Name: Fouad Namouni
Title: President & CEO	Title: Head of Oncology Department

TAKEDA PHARMACEUTICAL COMPANY LIMITED
By: /s/ Yukari Nishikata
Name: Yukari Nishikata
Title: Head of Oncology Therapeutic Area Unit for Japan and Asia

[Signature Page to the Supplement to the Clinical Trial Collaboration Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.